Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Intrexon Corporation of our report dated February 24, 2016, relating to the 2015 financial statements of ZIOPHARM Oncology, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

March 17, 2017